V. Weldon Hewitt

193 Hunters Pointe Place

Simpsonville, KY 40067

January 15, 2016

TO: Steven L. Sample, CEO

Acacia Diversified Holdings, Inc.

3512 East Silver Springs Blvd. - #243

Ocala, FL 34470

Dear Steve:

In the interest of seeing our Company have an opportunity to move to a new level, I hereby tender my resignation effective immediately with this date in favor of new appointments to be brought onto Acacia’s Board of Directors from the ranks of our newly acquired entities.

It has been a sincere pleasure to be associated with you and Acacia, and I remain available to help the Company in any way possible in the future.

With my best regards to you, the Company, and my fellow Directors,

_____/s/ V. Weldon Hewitt_____

V. Weldon Hewitt